As filed with the Securities and Exchange Commission on May 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3044785
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-8455

(Address of Principal Executive Offices)

Actuate Therapeutics, Inc. 2024 Stock Incentive Plan

(Full Title of the Plans)

Daniel Schmitt
President and Chief Executive Officer
1751 River Run, Suite 400
Fort Worth, Texas 76107
(817) 887-845

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Janet Spreen, Esq.
Baker & Hostetler LLP
127 Public Square, Suite 2000
Cleveland, Ohio 44114
Telephone: (216) 621-0200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 14, 2024, Actuate Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-281557) (the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 3,709,790 shares of common stock, $0.000001 par value per share (the “Common Stock”), of the Company, pursuant to the Company’s 2024 Stock Incentive Plan (the “2024 Plan”), and the Company’s 2015 Equity Incentive Plan.

The 2024 Plan provides that the number of shares available for issuance under the 2024 Plan will automatically increase on the first day of each calendar year. In accordance with General Instruction E to Form S-8, the Registrant is filing this registration statement on Form S-8 solely to register an additional 976,581 shares for issuance under the 2024 Plan as a result of the annual increase in the number of shares reserved for issuance under the 2024 Plan that took effect on January 1, 2025. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in its entirety, with the exception of Items 3 and 8 of Part II of the Prior Registration Statement, each of which is amended and restated in its entirety herein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Actuate Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-42139), filed with the SEC on March 13, 2025;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (File No. 001-42139), filed with the SEC on May 15, 2025;

(c)	the Registrant’s Current Reports on Form 8-K filed on February 7, 2025 , March 28, 2025 and May 6, 2025; and

(d)	the description of the Registrant’s Common Stock contained in Exhibit 4.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (Commission File No. 001-42139), filed with the Commission on March 13, 2025, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Sixth Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)

3.2	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 14, 2024)

4.1	Form of Common Stock Certificate of the registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 11, 2024)

4.2*	Actuate Therapeutics, Inc. 2024 Equity Incentive Plan
5.1*	Opinion of Baker & Hostetler LLP

23.1*	Consent of Crowe LLP, Independent Registered Public Accounting Firm

23.2*	Consent of KMJ Corbin & Company LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

____________
* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 15, 2025.

ACTUATE THERAPEUTICS, INC.

By:	/s/ Daniel M. Schmitt
Daniel M. Schmitt
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel M. Schmitt and Paul Lytle, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

/s/ Daniel M. Schmitt	President, Chief Executive Officer and Director (principal executive officer)	May 15, 2025
Daniel M. Schmitt

/s/ Paul Lytle	Chief Financial Officer (principal financial and accounting officer)	May 15, 2025
Paul Lytle

/s/ Aaron G.L. Fletcher, Ph.D.	Director and Chairperson	May 15, 2025
Aaron G.L. Fletcher, Ph.D.

/s/ Jason Keyes	Director	May 15, 2025
Jason Keyes

/s/ Amy Ronneberg	Director	May 15, 2025
Amy Ronneberg

/s/ Roger Sawhney, M.D.	Director	May 15, 2025
Roger Sawhney, M.D.

/s/ Todd Thomson	Director	May 15, 2025
Todd Thomson

/s/ Daniel Zabrowski, Ph.D.	Director	May 15, 2025
Daniel Zabrowski, Ph.D.

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